UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           SCIENTIFIC INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)

                                 LOWELL KLEIMAN
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                                                              Preliminary Copies



                                Lowell A. Kleiman
                   c/o Warshaw Burstein Schlesinger & Kuh, LLP
                      555 Fifth Avenue, New York, NY 10017


                   PLEASE VOTE THE ENCLOSED BLUE PROXY TODAY!


                                                      October [ ], 2002


Dear Fellow Scientific Industries Stockholder:

     As you may know, I am the former President, Chairman of the Board and Chief Executive Officer of Scientific Industries, Inc. (the "Company"). I remain one of the Company's largest stockholders as the owner of 139,581 shares, representing more than 14% of the Company's outstanding common stock and am still a member of the Board of Directors. However, the Company has decided not to re-nominate me to the Board, so I am running independently. My decision to run for the Board was made after a careful analysis of the Board's composition and my conclusion that the Board lacks an independent voice necessary for the future of the Company. I am running because I firmly believe that my presence as an independent Director on the Board is critical to the growth of the Company and necessary to protect both your investment and mine. Therefore, I am soliciting BLUE proxies to be used at the 2002 Scientific Industries Annual Meeting scheduled to be held on November 18, 2002.

     During the last six years of my employment with the Company, I grew increasingly critical of what I consider questionable practices by my fellow Board members and, I am convinced that this criticism led to my ultimate dismissal from the Company. Now, as a concerned stockholder and someone who believes that Scientific Industries is currently poised for strategic growth, I am contesting the election of one of management's nominees and urging all stockholders to vote AGAINST the 2002 Stock Option Plan.

     Please take a moment to sign, date and return the enclosed BLUE proxy card in order to vote FOR my reelection to the Board of Directors, FOR the election of one of the management nominees, FOR my shareholder proposal to require shareholder approval of option grants to non-employee directors and to otherwise limit the number of shares that may be issued to them and AGAINST the 2002 Stock Option Plan. Send a clear message to management that you are concerned about the value of your investment- vote your BLUE proxy card today!

        EXPERIENCED LEADERSHIP IS NEEDED AT THIS CRITICAL MOMENT FOR THE
                              GROWTH OF OUR COMPANY

     Prior to being summarily fired by the Company, I had proposed a strategic business plan designed to establish a foundation for the growth of the Company. Essentially, I presented a plan whereby Scientific Industries would expand its product base, taking advantage of our established name recognition and would no longer operate as a one-product company. It now appears to me that the Board has adopted, in theory, some of the provisions I outlined in my plan but has failed to allocate the resources necessary to achieve meaningful growth in the shortest manageable period of time.

     Having spent thirty-seven years (thirty-two as a director), with Scientific Industries, I frankly believe that I have the experience and knowledge required to oversee a long-term strategic plan while the current board simply lacks the vision and energy necessary to implement any strategy that does not produce immediate financial gain.

     In addition, this management has changed the character of my plan from one designed to create long-term growth and profit to one that seems to me to emphasize superficial changes geared towards short-term gains, without adequate thought towards developing our Company into an attractive investment for current or potential stockholders. By allocating our Company's finances without an aim of long-term growth, I believe that this management is depriving your Company of capital that is crucial to the growth of Scientific Industries.

                MY GOAL IS THE SAME AS YOURS - STOCKHOLDER VALUE

     As one of the largest stockholders of Scientific Industries, I have a significant financial interest in the performance of the Company. One of my major concerns as an employee, a board member and a stockholder has been responsible corporate governance. Given the recent spate of corporate scandals, I believe that there is a direct correlation between a company's corporate governance practices and its stock price. In essence, I believe that the more responsibly a corporation is governed, the higher the resulting stockholder value. In my opinion, as the current Board continues its pattern of running the Company without adequate regard to its future financial viability, prospective investors will avoid our Company and the liquidity of our stock will remain minimal.

     By reelecting me to the Board of Directors, you will have a Director whose interests will be aligned with yours as a stockholder. As a truly independent director, I will provide a voice for all stockholders and will vigorously oppose any plan which could be contrary to our goals as investors.

               THE 2002 STOCK OPTION PLAN - A RECIPE FOR DILUTION

     In my opinion, stock options can provide a useful means of employee remuneration, particularly for growing public corporations that lack sufficient capital to hire and retain talented employees. In the past, I have supported responsible stock option plans that limited stockholder dilution. However, given the current status of Scientific Industries, I believe there is no plausible rationale for what I believe are the excessive options that the Board has issued and continues to issue to itself.

     After years of responsible leadership by me and the capable management team I hired, I was proud that we were able to achieve financial stability for the Company. I believe that Scientific Industries is no longer undercapitalized and that the capital that was generated during my tenure should be dedicated to the growth of our Company. However, I believe that the current Board refuses to allocate sufficient capital towards strengthening our Company's market position.

     If approved, the 2002 Option Plan would increase the dilution that has already resulted from previous option grants. By looking at the Company's own publicly filed documents, a disturbing conclusion cannot be avoided - Option grants to non-employee Directors have already resulted in a 22% dilution of the Company's stock and yet they refuse to enact limits on option shares granted to non-employee directors.

     During my participation in the Board meeting held on September 26, 2002, I strongly objected to the alleged verbal "Plan" that was proposed by Directors Joseph Kessleman and Arthur Borden and supported by James Segasture and Roger Knowles. I expressed my position that I could not vote on a "Plan" that contained no identifiable terms and could not, in any event, support any proposal that did not reserve a majority of shares for Company employees. Further, I recommended that there be a strict limit on the number of option shares that could be granted to a non-employee Director. When the Board introduced a broad resolution authorizing the approval of an undisclosed "Option Plan", I abstained and reiterated that I could not support the "Plan" in its current form of an abstract, potentially limitless proposal.

     Though I thought I had made my objections to the "Plan" crystal clear and, had they been accurately published, the minutes of the meeting would have abundantly memorialized my opposition, management claims in its proxy materials that the Board "unanimously" approved the "Plan". . Upon reading management's proxy statement, I was shocked that my refusal to vote on the "Plan" was simply ignored by the Board.

             I NEED YOUR SUPPORT - PLEASE VOTE THE BLUE PROXY TODAY!

     I have spent thirty-seven years of my career at Scientific Industries and, even though I accepted a salary that was well below the standard for comparable positions within our peer group of companies, I believed and continue to believe that Scientific Industries has a promising future. My belief has led me to launch this campaign, paid for from my own funds, in the hope that you will agree that the Company and its stockholders need and deserve a truly independent director to protect our investment.

     Please take a moment now to sign date and return the enclosed BLUE proxy card. If you have any questions or require assistance in voting your shares, please call Dan Sullivan or Bob Sandhu of MacKenzie Partners, Inc. at (800) 322-2885 (toll free) or (212) 929-5500 (call collect).

Thank you for your support,
/sig. cut/

Lowell A. Kleiman


--------------------------------------------------------------------------------

     If you have any questions or need assistance in voting your BLUE proxy, please contact Dan Sullivan or Bob Sandhu at the numbers listed below:

                                    MACKENZIE
                                 PARTNERS, INC.

                               105 Madison Avenue
                            New York, New York 10010
                           proxy@mackenziepartners.com
                          Call Collect: (212) 929-5500
                                       or
                            Toll-Free (800) 322-2885

--------------------------------------------------------------------------------

                                                              Preliminary Copies



                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           SCIENTIFIC INDUSTRIES, INC.

                                 ---------------

                                 PROXY STATEMENT
                                       OF
                                LOWELL A. KLEIMAN

                                 ---------------

                    PLEASE MAIL THE ENCLOSED BLUE PROXY CARD

I am the former President and Chief Executive Officer as well as a current director and one of the largest stockholders of Scientific Industries, Inc., a Delaware corporation ("SCND" or the "Company"). I am writing to you in connection with the election of two directors to SCND's Board of Directors at the annual meeting of stockholders scheduled to be held at the Princeton Club, located at 15 West 43rd Street, New York, New York on November 18, 2002, at 10:30 A.M., including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the "Annual Meeting"). I am seeking to be re-elected as a director in opposition to one SCND's incumbent director nominees, Roger Knowles, whose term expires at the Annual Meeting. I believe that recent actions of the Board of Directors of SCND (the "SCND Board") have not been in the best interests of SCND's stockholders. As further described herein, I believe that a more thorough investigation of strategic alternatives, a greater dedication to maximizing stockholder value and improving corporate governance policies, will be best achieved through the my election. There can be no assurance that my election will maximize or otherwise enhance stockholder value or improve corporate governance.

This proxy statement (the "Proxy Statement") and the enclosed BLUE proxy card are being furnished to stockholders of SCND by me in connection with the solicitation of proxies from SCND's stockholders to be used at the Annual Meeting to elect me to the SCND Board. I have been a director of SCND since 1970 and served as President from 1974 until August 29, 2002. This Proxy Statement and the BLUE proxy card are first being furnished to SCND's stockholders on or about October __, 2002.

SCND has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as of September 27, 2002 (the "Record Date"). The principal executive offices of SCND are located at 70 Orville Drive, Bohemia, New York 11716. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to SCND, as of the Record Date, there were 953,541 shares of common stock, $0.05 par value per share (the "Shares"), outstanding and entitled to vote at the Annual Meeting. I am the beneficial owner of 139,581 Shares which represents approximately 14.7% of the Shares outstanding (based on information publicly disclosed by SCND). I intend to vote such Shares for my election as a director.

THIS SOLICITATION IS BEING MADE BY ME AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF SCND. I AM NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN THE PROPOSAL TO APPROVE THE 2002 STOCK OPTION PLAN OF THE COMPANY, RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S AUDITORS AND TO ADOPT THE SHAREHOLDER PROPOSAL DESCRIBED IN THESE PROXY MATERIALS TO PLACE RESTRICTIONS ON THE GRANT OF STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS IN THE EVENT THE PROPOSAL TO ADOPT THE 2002 STOCK OPTION PLAN IS APPROVED. SHOULD OTHER MATTERS, WHICH I AM NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

I URGE YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEE DESCRIBED IN THIS PROXY STATEMENT.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY SCND MANAGEMENT TO THE SCND BOARD, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE ELECTION OF SCND'S

NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO ME, C/O MACKENZIE PARTNERS, INC. WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF SCND, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

                                    IMPORTANT

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. I URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY TO VOTE FOR MY RE-ELECTION, AND AGAINST THE STOCK OPTION PLAN AND FOR THE SHAREHOLDER PROPOSAL TO PLACE RESTRICTIONS ON THE GRANT OF STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS IN THE EVENT THE PROPOSAL TO ADOPT THE 2002 STOCK OPTION PLAN IS APPROVED .

I am committed, subject to my fiduciary duty to SCND's stockholders, to maximizing the long-term value of your Shares. A vote FOR me will enable you - as the owners of SCND - to send a message to the SCND Board that you are committed to maximizing the value of your Shares.

         o If your Shares are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to me, c/o MacKenzie Partners, Inc., in the enclosed envelope today.

         o If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the BLUE proxy card. I urge you to confirm your instructions in writing to the person responsible for your account and to provide a copy of such instructions to me, c/o MacKenzie Partners, Inc., which is assisting me in this solicitation, at the address and telephone numbers set forth below so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.



--------------------------------------------------------------------------------

     If you have any questions or need assistance in voting your BLUE proxy, please contact Dan Sullivan or Bob Sandhu at the numbers listed below:

                                    MACKENZIE
                                 PARTNERS, INC.

                               105 Madison Avenue
                            New York, New York 10010
                           proxy@mackenziepartners.com
                          Call Collect: (212) 929-5500
                                       or
                            Toll-Free (800) 322-2885

--------------------------------------------------------------------------------

PROPOSAL I - ELECTION OF DIRECTORS

REASONS FOR THE SOLICITATION

I am asking you to re-elect me in order to:

     o    remove one of two incumbent directors up for election;

     o elect a nominee that supports actions that I believe would give stockholders the greatest opportunity to maximize the long-term value of their Shares; and

     o    elect a clearly independent director.

As more fully described in my letter accompanying this proxy statement, I believe that my re-election represents the best means for SCND's stockholders to maximize the value of their Shares. As one of the largest stockholders of SCND, I have a vested interest in the maximization of the value of the Shares. There can be no assurance that my election will maximize or otherwise enhance stockholder value.

MY BACKGROUND

The following information sets forth me, as nominee for director, my name, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years. 7.

I, Lowell A. Kleiman (age 61), have been a Director of SCND since 1970 and had been employed by the Company for over thirty seven years, and served as President from September 1974 until August 29, 2002, when my employment with the Company was terminated. I am a citizen of the United States. My business address is c/o Warshaw Burstein Cohen Schlesinger & Kuh, LLP, 555 Fifth Avenue, New York, New York 10017.

There are no arrangements or understandings between me any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by me to be named in this Proxy Statement and to serve as a director of SCND if elected as such at the Annual Meeting. I have not been convicted in any criminal proceedings (excluding traffic violations or similar misdemeanors) over the past ten years. I am not a party adverse to SCND or any of its subsidiaries or have a material interest adverse to SCND or any of its subsidiaries in any material pending legal proceedings.

I expect that I will be able to stand for election, but, in the event that I am unable to serve or for good cause will not serve, the Shares represented by the enclosed BLUE proxy card will be voted for a substitute nominee. In addition, I reserve the right to nominate a substitute or additional person if SCND makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying me. In any such case, the Shares represented by the enclosed BLUE proxy card will be voted for such substitute nominee.

The SCND Board is divided into three classes serving staggered three-year terms. Two directors are to be elected at the Annual Meeting to hold office until 2005 and until their successors are duly elected and qualify.

In accordance with applicable proxy regulations, I intend to use my proxies to vote for Mr. Joseph Cremonese, who is one of the two individuals nominated by the Board to serve as a director. Mr. Cremonese is a nominee of the Company and not of me.

Shareholders who use the BLUE Proxy Card will be able to vote for me and one of the Company's nominees, Mr. Joseph Cremonese. The Company nominee for whom I am not seeking authority to vote is Mr. Roger Knowles. Shareholders cannot vote for me and also vote for one of the Company's nominees using the Company's proxy card. Any shareholder who wishes to vote for me and Mr. Knowles will be required to vote by ballot at the 2002 Annual Meeting. Shareholders should refer to the Company's proxy statement for information concerning the Company's nominees, including Mr. Cremonese. There is no assurance that any of the Company's nominees will serve as directors if I am re-elected to the Company's Board.

YOU ARE URGED TO VOTE FOR MY RE-ELECTION ON THE ENCLOSED BLUE PROXY CARD.

PROPOSAL 2 - ADOPTION OF THE 2002 STOCK OPTION PLAN

The Company has proposed the adoption of the 2002 Stock Option Plan which would permit the Company to issue options to purchase up to 261,000 shares of the Company's common Stock. As more fully described in my letter accompanying this proxy statement, I OPPOSE the approval of the adoption of the 2002 Stock Option Plan because I believe it has the potential to dilute the value of the Company's stock and does not limit options that can be granted to non-employee directors.

PROPOSAL 3 - APPOINTMENT OF INDEPENDENT AUDITORS

I have no objection to the ratification of the appointment of Nussbaum Yates & Wolpow, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2003. Please see the Management Proxy Statement for a description of this proposal.

PROPOSAL 4 - SHAREHOLDER PROPOSAL TO PLACE RESTRICTIONS ON STOCK OPTION GRANTS TO NON-EMPLOYEE DIRECTORS:

Lowell A. Kleiman, the holder of 139,581 shares of SCND Common Stock having a business address c/o Warshaw Burstein Cohen Schlesinger & Kuh, LLP, 555 Fifth Avenue, New York, New York 10017 hereby submits the following resolution for adoption by the shareholders of the Company at its Annual Meeting:

               RESOLVED, that the shareholders of Scientific Industries, Inc. demand that the Board of Directors adopt a policy (a) requiring stockholder approval of all grants of stock options to non-employee directors of the Company and (b)_prohibiting the aggregate number of options granted under any stock option plan to non-employee directors as a group to be in excess of 20% of the total number of options authorized under such plan.

SUPPORTING STATEMENT

As stated above under Proposal 2, I believe that stock option grants can have a diluting effect on the value of the Company's stock and that there should be limits on the number of options that can be granted to non-employee directors. Since January 1, 1992, grants to non-employee directors have resulted in a 22% dilution of the Company's stock. Since January 1, 1992, the Company has granted a total of 385,000 options (all but 48,000 of which were granted under the Company's stock option plan). Of these options 176,000, or 46%, were granted to non-employee directors (including 48,000 options that were granted outside of any stock option plan) while only 209,000, or 54%, of the options were granted to Company employees. As a result of the grants to non-employee directors, according to the Company's Annual Report on Form 10-KSB, there were only 15,667 shares of common stock left available under the 1992 stock option plan for future grants at the time the plan expired in February 2002. I firmly believe that the grant of stock options to non-employee directors should be strictly limited and that any option plan should be designed to attract and retain talented employees.


                           VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each Share is entitled to one vote. Stockholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date. Based on publicly available information, I believe that the only outstanding class of securities of SCND entitled to vote at the Annual Meeting are the shares of common stock.

Shares represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of me and Joseph Cremonese, one of the Company's nominees, to the Board, AGAINST the proposal to adopt the 2002 Stock Option Plan, FOR the proposal to ratify the ratification of the appointment of Nussbaum Yates & Wolpow, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2003, and FOR the shareholder proposal limiting stock option grants to non-employee directors and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

I am asking you to elect me and Joseph Cremonese, one of the Company's nominees, to the Board, in opposition to one of the two incumbent nominees whose terms expire at the Annual Meeting. In accordance with applicable proxy regulations, I intend to use my proxies to vote for Mr. Joseph Cremonese, who is one of the two individuals nominated by the Board to serve as a director. Mr. Cremenose is a nominee of the Company and not of me.

Shareholders who use the BLUE Proxy Card will be able to vote for me and one of the Company's nominees, Mr. Joseph Cremonese. The Company nominee for whom I am not seeking authority to vote is Mr. Roger Knowles. Shareholders cannot vote for me and also vote for one of the Company's nominees using the Company's proxy card.

QUORUM

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. A quorum consists of a majority of the Shares issued and outstanding on the Record Date. All Shares that are voted "FOR", "AGAINST" or "ABSTAIN" on any matter will count for purposes of establishing a quorum and will be treated as Shares entitled to vote at the Annual Meeting (the "Votes Present").

ABSTENTIONS

Abstentions will count as Votes Present and shall have the same effect as a vote against a matter (other than in the election for the Board of Directors). While there is no definitive statutory or case law authority in Delaware, the Company's state of incorporation, as to the proper treatment of abstentions, I believe that abstentions should be counted for purposes of determining both: (i) the total number of Votes Present, for the purpose of determining whether a quorum is present; and (ii) the total number of Votes Present that are cast ("Votes Cast") with respect to a matter (other than in the election of the Board of Directors).

BROKER NON-VOTES

Shares held in street name that are present by proxy will be considered as Votes Present for purposes of determining whether a quorum is present. With regard to certain proposals, the holder of record of Shares held in street name is permitted to vote as it determines, in its discretion, in the absence of direction from the beneficial holder of the Shares.

The term "broker non-vote" refers to shares held in street name that are not voted with respect to a particular matter, generally because the beneficial owner did not give any instructions to the broker as to how to vote such shares and the broker is not permitted under applicable rules to vote such shares in its discretion because of the subject matter of the proposal, but whose shares are present on at least one matter. Such shares shall be counted as Votes Present for the purpose of determining whether a quorum is present. Broker non-votes will not be counted as Votes Cast with respect to matters as to which the record holder has expressly not voted. Accordingly, I believe that broker non-votes will have no effect upon the outcome of voting on any of the business matters set forth in this Proxy Statement.

VOTES REQUIRED FOR APPROVAL

Election of Directors. A plurality of the total Votes Cast by holders of the Shares is required for the election of directors and the nominees who receive the most votes will be elected (assuming a quorum is present). A vote to "WITHHOLD" for any nominee for director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of directors. Stockholders do not have cumulative voting rights with respect to the election of directors. A stockholder may cast such votes either by so marking the ballot at the meeting or by specific voting instructions sent with a signed proxy to me in care of MacKenzie Partners, Inc. at the end of this Proxy Statement.

Other Proposals. Other than the election of directors, the vote required for all other business matters set forth in this Proxy Statement is the affirmative vote of a majority of the Votes Cast.

REVOCATION OF PROXIES

Stockholders of SCND may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to me in care of MacKenzie Partners, Inc. at the address set forth at the end of this Proxy Statement or to the Company at 70 Orville Drive, Bohemia, New York 11716 or any other address provided by SCND. Although a revocation is effective if delivered to SCND, I request that either the original or photostatic copies of all revocations be mailed to me in care of MacKenzie Partners, Inc. at the address set forth on the back cover of this Proxy Statement so that I will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares. Additionally, MacKenzie Partners, Inc. may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies.

IF YOU WISH TO VOTE FOR MY RE- ELECTION TO THE SCND BOARD, AGAINST THE ADOPTION OF THE 2002 STOCK OPTION PLAN AND FOR THE SHAREHOLDER PROPOSAL TO PLACE RESTRICTIONS ON THE GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS , PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                             SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by me. Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisements. I will not solicit proxies via the Internet.

I have entered into an agreement with MacKenzie Partners, Inc. for solicitation and advisory services in connection with this solicitation, for which MacKenzie Partners, Inc. will receive a fee not to exceed $7,500, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. MacKenzie Partners, Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. I have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. I will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that MacKenzie Partners, Inc. will employ approximately 20 persons to solicit SCND's stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by me. If I am elected to the SCND Board, I DO NOT intend to seek reimbursement of the costs of this solicitation from SCND. Costs of this solicitation of proxies are currently estimated to be approximately $50,000. I estimate that through the date hereof, my expenses in connection with this solicitation are approximately $10,000.

                             PARTICIPANT INFORMATION

No other persons are participants in this solicitation. For information regarding purchases and sales of Shares during the past two years by me, see
Schedule I.

                         CERTAIN TRANSACTIONS WITH SCND

Except for salary and other employment compensation I received while an officer and director of SCND during my tenure with the Company, and as otherwise set forth in this Proxy Statement (including the Schedules hereto), neither me nor any of my associates: (i) directly or indirectly beneficially owns any Shares or any securities of SCND; (ii) has had any relationship with SCND in any capacity other than as a stockholder, or is or has been a party to any transactions, or series of similar transactions, or was indebted to SCND during the past year with respect to any Shares of SCND; or (iii) knows of any transactions during the past year, currently proposed transactions, or series of similar transactions, to which SCND or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective affiliates had, or will have, a direct or indirect material interest. In addition, other than as set forth herein, there are no contracts, arrangements or understandings entered into by me or any of my associates within the past year with any person with respect to any of SCND's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as set forth in this Proxy Statement (including the Schedules hereto), neither me nor any of my associates, has entered into any agreement or understanding with any person with respect to (i) any future employment by SCND or its affiliates or (ii) any future transactions to which SCND or any of its affiliates will or may be a party. However, I have reviewed, and will continue to review, on the basis of publicly available information, various possible business strategies that it might consider in the event that I am re-elected to the Board.

                    OTHER MATTERS AND ADDITIONAL INFORMATION

I am unaware of any other matters to be considered at the Annual Meeting other than the election of directors, adoption of the 2002 Stock Option Plan, my Shareholder Proposal and the ratification of the appointment of the Company's auditors. However, should other matters, which I am not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.

I have omitted from this Proxy Statement certain disclosure required by applicable law that is already included in the Management Proxy Statement. This disclosure includes, among other things, biographical information on SCND's directors and executive officers, information concerning executive compensation,], information on audit services and fees of Nussbaum Yates & Wolpow, P.C and procedures for nominating directors for election to the SCND Board and submitting proposals for inclusion in SCND's proxy statement at the next annual meeting. Stockholders should refer to the Management Proxy Statement in order to review this disclosure.

See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the management of SCND.

The information concerning SCND contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.




Lowell A. Kleiman

October __, 2002

                                   SCHEDULE I

              TRANSACTIONS IN THE SHARES DURING THE PAST TWO YEARS


On March 20, 2001, I exercised options to purchase 60,000 shares of SCND common stock, at an exercise price of $0.35 per share. The options were granted to me on February 11, 1992 under the Company's 1992 Stock Option Plan. Other than the foregoing, I have not had any transactions in the SCND common stock during the past two years.

                                   SCHEDULE II

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

          The following is based solely on information provided in the management proxy statement:

                 Security Ownership of Certain Beneficial Owners

The following table sets forth as of September 27, 2002 certain information as to each person who to the Company, based upon such person's representations or publicly available filings, beneficially owned more than 5% of the shares of the Company's Common Stock as of that date:

Name and Address of          Shares Beneficially          Percent of
Beneficial Owner             Owned**                      Class***
----------------             -------                      --------

James S. Segasture*          176,757 (1)                    18.5

Lowell A. Kleiman            139,581                        14.7
16 Walnut Street
Glen Head, NY 11545

Roger B. Knowles*             91,705 (2)                     9.3

Joseph I. Kesselman           63,520 (3)                     6.5
6 Angora Road
Westport, CT 06880

Arthur M. Borden*             62,540 (4)                     6.4


* His address is c/o Scientific Industries, Inc., 70 Orville Drive, Bohemia, New York 11716.

** Beneficial ownership, as such term is used herein, is determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and includes voting and/or investment power with respect to shares of Common Stock of the Company. Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares. The shares shown include shares issuable pursuant to options held by the named person that may be exercised within 60 days of the date indicated above.

*** Percentages of ownership are based upon the number of shares of Common Stock issued and outstanding. Shares of Common Stock that may be acquired pursuant to options that are exercisable within 60 days of the date indicated above are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the percentage ownership of any other person.

(1) Includes 132,757 shares held jointly with his wife and 4,000 shares issuable upon exercise of options.
(2) Includes 44,158 shares owned by his wife and 1,337 shares owned by a trust of which Mr. Knowles is a trustee, beneficial ownership of which he disclaims, and 32,000 shares of Common Stock issuable upon exercise of options.
(3) Includes 32,000 shares issuable upon exercise of options, and 735 shares owned jointly with his wife.
(4)  Includes 26,000 shares issuable upon exercise of options.

                        Security Ownership of Management

The following table sets forth, as of October 4, 2002, the number of shares of Common Stock beneficially owned by (i) each director of the Company, (ii) each nominee for director, (iii) each named executive officer of the Company identified in the Summary Compensation Table under "Executive Officers-Annual Compensation", and (iv) all directors and executive officers as a group.

                                           Number         Percentage
                                           ------         ----------
Arthur M. Borden                          62,540 (1)          6.4%
Joseph I. Kesselman                       63,520 (2)          6.4%
Roger B. Knowles                          91,705 (3)          9.3%
James S. Segasture                       176,757 (4)         18.4%
Joseph G. Cremonese                        5,000              5.0%
Lowell A. Kleiman                        139,581             14.6%
Helena R. Santos                          25,000 (5)          2.6%
All current directors and executive      586,903 (6)         53.7%
   officers as a group

---------------

(1)  See note (4) to table under "Security Ownership of Certain Beneficial
     Owners".
(2)  See note (3) to table under "Security Ownership of Certain Beneficial
     Owners".
(3)  See note (2) to table under "Security Ownership of Certain Beneficial
     Owners".
(4)  See note (1) to table under "Security Ownership of Certain Beneficial
     Owners".
(5) Includes 24,000 shares of Common Stock issuable upon exercise of currently exercisable options.
(6) Includes 138,000 shares of Common Stock issuable upon exercise of currently exercisable options of which options to purchase 44,000 shares of Common Stock are held by Ms. Santos and Mr. Nichols.

                                    IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many Shares you own, please give me your proxy FOR my re- election and AGAINST the 2002 Stock Option Plan by taking three steps:

     o    SIGNING the enclosed BLUE proxy card,

     o    DATING the enclosed BLUE proxy card, and

     o MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE proxy card representing your Shares. I urge you to confirm in writing your instructions to me in care of MacKenzie Partners, Inc. at the address provided below so that I will be aware of all instructions given and can attempt to ensure that such instructions are followed.




--------------------------------------------------------------------------------

     If you have any questions or need assistance in voting your BLUE proxy, please contact Dan Sullivan or Bob Sandhu at the numbers listed below:

                                    MACKENZIE
                                 PARTNERS, INC.

                               105 Madison Avenue
                            New York, New York 10010
                           proxy@mackenziepartners.com
                          Call Collect: (212) 929-5500
                                       or
                            Toll-Free (800) 322-2885

--------------------------------------------------------------------------------

                           SCIENTIFIC INDUSTRIES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                   -------------------------------------------


             THIS PROXY IS SOLICITED ON BEHALF OF LOWELL A. KLEIMAN.

              THE BOARD OF DIRECTORS OF SCIENTIFIC INDUSTRIES, INC.
                          IS NOT SOLICITING THIS PROXY.

The undersigned appoints Lowell A. Kleiman, as attorney and agent with full power of substitution to vote all shares of common stock of Scientific Industries, Inc.(the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof, as follows:

THE SOLICITING SHAREHOLDER RECOMMENDS A VOTE FOR PROPOSALS 1, 3 AND 4 AND A VOTE AGAINST PROPOSAL 2.

1.   ELECTION OF DIRECTORS:

     A. Soliciting Shareholder Nominee - Election of Lowell A. Kleiman to the Company's Board of Directors.

               / / FOR nominee      / / WITHHOLD AUTHORITY for nominee

     B. Company Nominee: The Soliciting Shareholder intends to use this proxy to vote for one of two individuals who have been nominated by the Company to serve as a director. The individual the Soliciting Shareholder intends to vote for is the Company nominee NOT named below (the "Additional Nominee"). You may withhold authority to vote for the Additional Nominee by writing the name of the Additional Nominee in the space below. Please refer to management's Proxy Statement for the 2002 Annual Meeting for the names, backgrounds, qualifications and other information concerning the Company's nominees, including the Additional Nominee. There is no assurance that any of the Company's nominees will serve as directors if Mr. Kleiman is elected to the Board.

     The Company's nominee with respect to whom the Soliciting Shareholder are NOT seeking authority to vote for and WILL NOT exercise any such authority is Roger Knowles.

     INSTRUCTION: To withhold authority to vote for the election of the Additional Nominee, write his name on the line provided below.


                   -------------------------------------------

2.   PROPOSAL TO APPROVAL THE ADOPTION OF THE 2002 STOCK OPTION PLAN

                       / / FOR   / / AGAINST   / / ABSTAIN

3.   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:

                       / / FOR   / / AGAINST   / / ABSTAIN

4. SHAREHOLDER PROPOSAL TO PLACE RESTRICTIONS ON THE GRANT OF STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS:

                       / / FOR   / / AGAINST   / / ABSTAIN

5. IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed above. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 (INCLUDING THE ELECTION OF THE ADDITIONAL NOMINEE), PROPOSAL 3 AND PROPOSAL 4 AND AGAINST PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

This proxy will be valid until the sooner of one year from the date indicated below and the completion of the Annual Meeting.

DATED: ____________________________

PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

------------------------------------ (Signature)

------------------------------------ (Signature, if held jointly)

------------------------------------ (Title)



WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.

         IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!